     As filed with the Securities and Exchange Commission on October 19, 2001
                                                           Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             RADIANT SYSTEMS, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                Georgia                                 11-2749765
                -------                                 ----------
     (State or other jurisdiction            (I.R.S. Employer Identification
      of incorporation or organization)                   Number)

              3925 Brookside Parkway,  Alpharetta, Georgia 30022
               -------------------------------------------------
            (Address of Principal Executive Offices)   Zip Code)

                            1995 STOCK OPTION PLAN
                            ----------------------
                           (Full Title of the Plan)

                                John H. Heyman
             Executive Vice President and Chief Financial Officer
                             Radiant Systems, Inc.
                            3925 Brookside Parkway
                           Alpharetta, Georgia 30022
                                (770) 576-6000
                                --------------
                  (Name, address, telephone number, including
                       area code, of agent for service)
                            ______________________
                             Copies Requested to:
                             Jon H. Klapper, Esq.
                        Smith, Gambrell & Russell, LLP
                          1230 Peachtree Street, N.E.
                                  Suite 3100
                            Atlanta, Georgia 30309
                                (404) 815-3500
                            ______________________

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                             Proposed Maximum      Proposed Maximum
  Title of Securities      Amount to be     Offering Price Per    Aggregate Offering       Amount of
    to be Registered        Registered          Share/(1)/            Price/(1)/         Registration Fee
  -------------------    ---------------    ------------------    ------------------    ----------------
Options and Shares of
no par value Common         4,000,000             $6.18              $24,720,000             $6,180
Stock                         Shares
-------------------------------------------------------------------------------------------------------------

/(1)/  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low reported prices of the Common Stock on the Nasdaq National Market System on October 16, 2001.
================================================================================

     This Registration Statement covers 4,000,000 additional shares of the no par value Common Stock of Radiant Systems, Inc. (the "Company") issuable pursuant to the Company's Amended and Restated 1995 Stock Option Plan, for which previously filed Registration Statements on Form S-8 are effective. The contents of the Company's earlier Registration Statements on Form S-8, File Nos. 333-23237, 333-41291 and 333-62157, as filed with the Securities and Exchange Commission on March 13, 1997, December 1, 1997 and August 24, 1998, respectively, are incorporated by reference.

                                    Part II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.
------- ----------------------------------------

        The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;
2. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001; and
3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A as filed with the Commission on January 27, 1997.

Item4.  Description of Securities.
------- --------------------------

        No response is required to this item.

Item 5. Interests of Named Experts and Counsel.
------- ---------------------------------------

        No response is required to this item.

Item 6. Indemnification of Officers and Directors.
-------  ------------------------------------------

        As provided under Georgia law, the Company's Articles of Incorporation provide that a Director shall not be personally liable to the Company or its shareholders for monetary damages, for breach of the duty of care or any other fiduciary duty owed to the Company as a Director, except that such provisions shall not eliminate or limit the liability of a Director (a) for any appropriation, in violation of his or her duties, of any business opportunity of the Company; (b) for acts or omissions which involve intentional misconduct or a knowing violation of law; (c) for unlawful corporation distributions; or (d) for any transaction from which the Director received an improper personal benefit. If applicable law is amended to authorize corporate action further eliminating or limiting the liability of Directors, the liability of each Director of the Company shall be eliminated or limited to the fullest extent permitted by applicable law. These provisions apply to claims against officers, employees, and agents of the Company as well. Article VI of the Company's Bylaws provides that the Company shall indemnify a Director who has been successful in the defense of any proceeding to which he or she was a party or in defense of any claim, issue or matter therein because he or she is or was a Director of the Company, against reasonable expenses incurred by him or her in connection with such defense.

        The Company's Bylaws also provide that the Company may indemnify any Director, officer, employee or agent made a party to a proceeding because he or she is or was a Director, officer, employee or agent against liability incurred in the proceeding if he or she conducted himself or herself in good faith and reasonably believed, in the case of conduct in his or her official capacity, that such conduct was in the best interests of the Company; in all other cases, that such conduct was at least not opposed to the best interests of the Company; and in the case of any criminal proceeding, that he or she had no reasonable cause to believe such conduct was unlawful. An officer who is not a Director, or an officer who is also a Director and is made a party to a proceeding on the sole basis of an act or omission in his or her capacity as an officer, may be indemnified as provided by the Articles, Bylaws, a resolution of the Board or contract; except for liability arising out of conduct that constitutes (i) an appropriation, in violation of his or her duties, of any business opportunity of the Company, (ii) acts or omissions that involve intentional misconduct or a knowing violation of law, (iii) unlawful corporate distributions, or (iv) any transaction from which the officer received an improper personal benefit. Determination concerning whether or not the applicable standard of conduct has been met can be made by (a) a majority of all of the disinterested members of the Board; (b) a majority of a committee of disinterested Directors; (c) independent legal counsel; or (d) the shareholders. No indemnification may be made to or on behalf of a Director, officer, employee or agent (1) in connection with a proceeding by or in the right of the Company in which such person was adjudged liable to the Company, except for reasonable expenses incurred in connection with the proceeding if it is determined that the Director has met the relevant standard of conduct, or (2) in connection with any other proceeding with respect to conduct for which such person was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

        The Company may, if authorized by its shareholders by a majority of votes which would be entitled to be cast in a vote to amend the Company's Articles of Incorporation, indemnify or obligate itself to indemnify a Director, officer, employee or agent made a party to a proceeding, including a proceeding brought by or in the right of the Company.

Item 7. Exemption From Registration Claimed.
------- ------------------------------------

        No response to this item is required.

Item 8. Exhibits.
------- ---------

        The following exhibits are filed with or incorporated by reference into this Registration Statement. The exhibits which are denominated by an asterisk (*) were previously filed as a part of, and are hereby incorporated by reference from, (i) a Registration Statement on Form S-1 under the Securities Act of 1933 for the Registrant, Registration No. 333-17723 (referred to as "S-1"), (ii) a Registration Statement on Form S-8 under the Securities Act of 1933 for the Registrant, Registration No. 333-23237 (referred to as "S-8"), (iii) a Registration Statement on Form S-8 under the Securities Act of 1933 for the Registrant, Registration No. 333-41291 (referred to as "1997 S-8") and (iv) a Registration Statement on Form S-8 under the Securities Act of 1933 for the Registrant, Registration No. 333-62157 (referred to as the "1998 S-8"). The exhibit number corresponds to the exhibit number in the referenced document.


Exhibit
Number         Description of Exhibit
------         ----------------------

*4.1           Form of Incentive Stock Option Agreement (S-8).

5.1            Opinion of Smith, Gambrell & Russell, LLP.

*10.3          Registrant's Amended and Restated 1995 Stock Option Plan (S-1).

*10.3.1 Amendment No. 1 to Registrant's Amended and Restated 1995 Stock Option Plan (1997 S-8).

*10.3.2 Amendment No. 2 to Registrant's Amended and Restated 1995 Stock Option Plan (1998 S-8).

10.3.3 Amendment No. 3 to Registrant's Amended and Restated 1995 Stock Option Plan.

23.1           Consent of Arthur Andersen LLP.

23.2 Consent of Smith, Gambrell & Russell, LLP (contained in their opinion filed as Exhibit 5.1).

24.1 Powers of Attorney (contained on the signature page to this Registration Statement).


Item 9. Undertakings.
------- -------------

        (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Alpharetta, State of Georgia, on the 18th day of October, 2001.


                               RADIANT SYSTEMS, INC.



                               By: /s/ Erez Goren
                                  --------------------------------
                                  Erez Goren
                                  Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Erez Goren and John H. Heyman, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.


            Signature                             Title                           Date
            ---------                             -----                           ----
 /s/ Erez Goren                        Co-Chairman of the Board and         October 18, 2001
----------------------------------       Chief Executive Officer
Erez Goren                            (principal executive officer)

/s/ Alon Goren                         Co-Chairman of the Board and         October 18, 2001
----------------------------------       Chief Technology Officer
Alon Goren

----------------------------------   Executive Vice President, Chief        October 18, 2001
 /s/ John H. Heyman                   Financial Officer and Director
----------------------------------    (principal financial officer)
John H. Heyman

/s/ Paul Ilse                           Vice President of Finance           October 18, 2001
----------------------------------    (principal accounting officer)
Paul Ilse

            Signature                       Title                  Date
            ---------                       -----                  ----
/s/ James S. Balloun                       Director          October 18, 2001
----------------------------------
James S. Balloun

/s/ Evan O. Grossman                       Director          October 18, 2001
----------------------------------
Evan O. Grossman

/s/ J. Alexander M. Douglas, Jr.           Director          October 18, 2001
----------------------------------
J. Alexander M. Douglas, Jr.

                                 Exhibit Index
                                 -------------


Exhibit
Number                       Description of Exhibit
------              --------------------------------------

5.1         Opinion of Smith, Gambrell & Russell, LLP.

10.3.3 Amendment No. 3 to Registrant's Amended and Restated 1995 Stock Option Plan.

23.1        Consent of Arthur Andersen LLP.